Exhibit 99.1
FOR IMMEDIATE RELEASE
TM ENTERTAINMENT AND MEDIA, INC. ANNOUNCES FIRST HALF 2009 FINANCIAL RESULTS FOR HONG KONG MANDEFU HOLDING LIMITED (D/B/A CHINA MEDIAEXPRESS “CME”)
New York, NY and Fuzhou, China — September 11, 2009 — TM Entertainment and Media, Inc. (NYSE Amex: TMI; TMI/U; TMI/WS) (“TM”) and privately-held Hong Kong Mandefu Holding Limited (d/b/a China MediaExpress) (“CME” or the “Company”) today announced financial results for the six month period ended June 30, 2009 for CME.
Financial Highlights — First Half 2009 vs. First Half 2008
•	Net revenues increased 24% to $37.9 million in the 2009 period compared to $30.5 million last year;
•	Gross margin for the 2009 period was 62% of net revenues;
•	Operating income increased 26% to $21.6 million in 2009 compared to $17.1 million in the first half of 2008;
•	Net income increased 23% to $15.7 million for the first half of 2009 compared to $12.8 million for the 2008 period; and
•	As of June 30, 2009, the Company had $29.4 million in cash and cash equivalents with no debt.
Zheng Cheng, CME’s Founder and CEO, commented, “2009 continues to be a year of strong growth, reinforcing our position as China’s largest television advertising operator on inter-city express buses. Our agreements with 40 bus operator partners and our five-year cooperation agreement with the Chinese Ministry of Transport, continue to drive growth in our business.”
Mr. Cheng continued, “Advertisers recognize the power of our platform and we are very proud of our impressive and growing list of more than 500 companies that advertise throughout our network, which include well-known domestic and international companies, such as Hitachi, China Telecom, Siemens, China Pacific Life Insurance, Coca-Cola, Pepsi, China Mobile and Bank of China. Several of these customers have been advertising with us for over three years.”
Jacky Lam Wai Kei, CME’s Chief Financial Officer stated, “CME generated $17.7 million of cash from operating activities in the first six months of 2009. As a result, our balance sheet remains very strong and as of June 30, 2009, we had $29.4 million of cash with no debt.”
Theodore S. Green, TM’s Co-CEO, stated, “CME’s strong financial results in the first half of 2009 are another indication of its very successful business model. CME’s management continues to profitably grow the Company and we remain confident that this transaction represents a very attractive investment opportunity for TM stockholders.”

About TM Entertainment and Media, Inc.
TM Entertainment and Media, Inc. is a Delaware blank check company incorporated on May 1, 2007 in order to serve as a vehicle for the acquisition of an operating business in the entertainment, media, digital and communications industries and to seek out opportunities both domestically and internationally to take advantage of its management team’s experience in these markets. The entertainment, media, digital and communications industries encompass those companies which create, produce, deliver, own, distribute or market entertainment and information content, products and services.
TM’s initial public offering was consummated on October 17, 2007, generating proceeds of $82,040,000 through the sale of 10,255,000 units at $8.00 per unit (including 1,225,000 units pursuant to the exercise of the underwriters’ over-allotment option). Each unit is comprised of one share of TM’s common stock and one warrant with an exercise price of $5.50. Each warrant will become exercisable on the latter of the completion of a business combination or October 17, 2008 and will expire on October 17, 2011, or earlier upon redemption. As of June 30, 2009, TM held $81,134,675 (or approximately $7.91 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.
As announced, on May 1, 2009, the Company entered into a definitive share exchange agreement whereby TM will issue at closing 19.5 million common shares and $20.0 million in cash in exchange for 100% of the outstanding equity of the privately-held Hong Kong Mandefu Holding Limited (d/b/a China MediaExpress), subject to TM shareholder approval. Upon the closing of the transaction, which is anticipated at the beginning of the fourth quarter of 2009, TM will change its name to China MediaExpress Holdings, Inc.
Pali Capital, Inc. is acting as financial advisor to TM, and Morrison Cohen LLP is acting as legal advisor to TM on this transaction.
Loeb & Loeb LLP is acting as legal advisor to CME on this transaction.
For additional information on the acquisition, interested parties may reference the Proxy Statement that will be filed by TM, which will be available without charge at the Securities and Exchange Commission’s internet site (http://www.sec.gov).
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this report may include, for example, statements about the Company’s:
•	Ability to complete a combination with one or more target businesses;
•	Success in retaining or recruiting, or changes required in, management or directors following a business combination;
•	Potential inability to obtain additional financing to complete a business combination;

•	Limited pool of prospective target businesses;
•	Potential change in control if the Company acquires one of more target businesses for stock;
•	Public securities’ limited liquidity and trading;
•	The delisting of the Company’s securities from the NYSE Amex or an inability to have the Company’s securities listed on the NYSE Amex following a business combination;
•	Use of proceeds not in trust or available to the Company from interest income on the trust account balance; or
•	Financial performance.
The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company and speak only as of the date of such press release. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
References in this press release as to “we,” “us” or “our Company” refer to TM Entertainment and Media, Inc. References to “public stockholders” refer to holders of shares of common stock sold as part of the units in our initial public offering, including any of our stockholders existing prior to our initial public offering to the extent that they purchased or acquired such shares.

CONTACT: TM Entertainment and Media, Inc. Theodore S. Green / Malcolm Bird Co-CEOs (212) 289-6942	-OR-	INVESTOR RELATIONS: The Equity Group Inc. Lena Cati (212) 836-9611 lcati@equityny.com Linda Latman (212) 836-9609 llatman@equityny.com

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(Amounts in thousands of US dollars, except for number of shares and per share data)

	For the six months ended June 30,
	2009	2008
	(Unaudited)	(Unaudited)

Sales, net of business tax and related surcharges	$37,861	$30,450
Cost of sales	(14,362)	(11,900)

Gross profit	23,499	18,550

Operating expenses:
Selling expenses	(526)	(510)
General and administrative expenses	(1,353)	(928)

Total operating expenses	(1,879)	(1,438)

Operating income	21,620	17,112
Interest income	43	39

Income before income taxes	21,663	17,151
Income tax expenses	(5,927)	(4,316)

Net income	$15,736	$12,835

Foreign currency translation adjustment	$(47)	$438

Comprehensive income	$15,689	$13,273

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED BALANCE SHEET
(Amounts in thousands of US dollars)

	June 30, 2009	Dec. 31, 2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$29,437	$29,997
Accounts receivable, net	7,412	6,065
Prepayment and other current assets	36	59

Total current assets	36,885	36,121

Non-current assets:
Property, plant and equipment, net	10,137	11,417
Deferred tax assets	1,753	1,578

Total non-current assets	11,890	12,995

Total assets	$48,775	$49,116

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,800	$1,565
Accrued expenses and other current liabilities	1,378	1,301
Income tax payable	3,426	3,072
Amount due to a related party	1,343	798
Accrued liabilities for the purchase of property, plant and equipment	700	1,072

Total current liabilities	8,647	7,808

Non-current liabilities:
Accrued severance payment	342	307
Deferred concession fees	6,671	6,005

Total non-current liabilities	7,013	6,312

Total liabilities	15,660	14,120

Commitments and contingencies

Shareholders’ equity:
Ordinary shares $0.13 par value, 10,000 shares authorized and 10,000 shares issued and outstanding	1	1
Statutory reserves	4,314	4,314
Accumulated other comprehensive income	1,322	1,384
Retained earnings	27,478	29,297

Total shareholders’ equity	33,115	34,996

Total liabilities and shareholders’ equity	$48,775	$49,116

HONG KONG MANDEFU HOLDING LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands of US dollars)

	For the six months ended June 30,
	2009	2008
	(Unaudited)	(Unaudited)

CASH FLOWS FROM (TO) OPERATING ACTIVITIES
Net income	$15,736	$12,835
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	1,543	1,562
Deferred tax benefits	(175)	(424)

Changes in operating assets and liabilities:
(Increase) in accounts receivable	(1,347)	(2,734)
Decrease /(increase) in prepayments and other current assets	23	(64)
Increase in accounts payable	235	640
Increase in accrued expenses and other liabilities	77	435
Increase in deferred concession fees	666	1,460
Increase in accrued severance payment	35	237
Increase in income tax payable	354	1,039
(Decrease)/increase in amounts due to related parties	545	(2,401)

Net cash provided by operating activities	17,692	12,585

CASH FLOWS (TO) INVESTING ACTIVITIES
Acquisition of property, plant and equipment, net of related payables	(635)	(3,960)

Net cash used in investing activities	(635)	(3,960)

CASH FLOWS (TO) FINANCING ACTIVITIES
Dividends paid	(17,555)	—

Net cash (used in) financing activities	(17,555)	—

Net increase/(decrease) in cash and cash equivalents	(498)	8,625

Effect of foreign currency translation adjustment on cash	(62)	859

Cash and cash equivalents at the beginning of the period	29,997	6,364

Cash and cash equivalents at the end of the period	$29,437	$15,848